EXHIBIT 8.3

February 2, 2009

Hungarian Telephone and Cable Corp.

1201 Third Avenue

Suite 3400

Seattle, WA 98101-3034

Invitel Holdings A/S

Teglholmsgade 1

2450 Copenhagen

Denmark

Ladies and Gentlemen,

Reference is made to the Agreement and Plan of Merger, dated November 27, 2008, (including the exhibits thereto, the “Merger Agreement”), by and among Hungarian Telephone and Cable Corp., a Delaware corporation (“HTCC Delaware”), Invitel Holdings A/S, a Danish corporation (“Invitel Denmark”) and Invitel Sub LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Invitel Denmark (“MergeCo”), pursuant to which HTCC Delaware shall be merged with and into MergeCo with MergeCo surviving as a wholly-owned subsidiary of Invitel Denmark (the “Merger”) on the terms and conditions set forth therein and pursuant to which each share of HTCC Delaware shall automatically be converted into the right to receive one American depositary share of Invitel Denmark representing one ordinary share of Invitel Denmark (an “Invitel Denmark ordinary share”) or, at the election of HTCC Delaware shareholder, one Invitel Denmark ordinary share.

We have acted as special Hungarian tax counsel to HTCC Delaware and Invitel Denmark in connection with the preparation and filing of the registration statement on Form S-4 (the “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, in connection with the Merger.

This opinion is being furnished to you at your request. We are qualified to practice law in the Republic of Hungary only and accordingly no opinion is expressed herein as to the laws of any jurisdiction other than the Republic of Hungary.

In connection with this opinion we have examined the Registration Statement and such other documents and corporate records as we have deemed necessary or appropriate in order to enable us to render the opinion below. For purposes of this opinion, we have assumed (i) the validity and accuracy of the documents and corporate records that we have examined and the facts and representations concerning the Merger that have come to our attention during our engagement, (ii) the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents, and (iii) that the Merger will be consummated in accordance with the terms as described in the Registration Statement and that none of the terms and conditions contained therein will have been waived or modified in any respect prior to the effective date of the Merger. Our opinion is conditioned upon, among other things, the initial and continuing truth, accuracy, and completeness of the items described above on which we are relying.

Our opinion is based on the applicable provisions of the Hungarian tax legislation, including existing statutory and regulatory provisions, as well as pertinent administrative and judicial interpretations, as of the date hereof that we have considered relevant. If there is any subsequent change in the applicable laws or regulations, or if there are subsequently any new applicable administrative or judicial interpretations of the laws or regulations, or if there are any changes in the facts or circumstances surrounding the Merger, the opinion expressed herein may become inapplicable.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein and in the Registration Statement, we hereby confirm that the statements set forth in the Registration Statement under the caption “Material Income Tax Consequences of the Reorganizations—Material Hungarian Income Tax Consequences to Stockholders,” to the extent they state matters of Hungarian income tax law and regulations or legal conclusions with respect thereto, constitute the opinion of Réczicza White & Case LLP.

This opinion addresses only the matters expressly set forth in this letter, and no other opinion is to be implied or inferred. Further, there can be no assurances that the opinion expressed herein will be accepted by the Hungarian Tax Authority or, if challenged, by a court. The opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any changes (i) in applicable law or (ii) in any fact, information, document, corporate record, covenant, statement, representation, or assumption stated herein that becomes untrue, incorrect, or incomplete.

We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement and to the reference to our firm under the headings “Legal Matters” and “Material Income Tax Consequences of the Reorganization—Material Hungarian Income Tax Consequences to Stockholders” in the Registration Statement.

Very truly yours,

/s/ RÉCZICZA WHITE & CASE LLP
Réczicza White & Case LLP

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